Ben N. Reiter (#7-5517)
Ben J. Rowland (#7-5654)
Attorneys for Plaintiff
422 West 26th Street
Cheyenne, WY 82001
(307) 634-3210 (telephone)
(307) 778-7118 (facsimile)
ben@davisandcannon.com
browland@davisandcannon.com
Attorneys for Plaintiff

IN THE DISTRICT COURT OF THE FIRST JUDICIAL DISTRICT
WITHIN AND FOR THE COUNTY OF LARAMIE, STATE OF WYOMING

CORIX BIOSCIENCE, INC., a Wyoming corporation, Plaintiff, vs. IX BIOTECHNOLOGY, INC., a Wyoming corporation. Defendant.	Civil Action No. 190-287

FILED
OCT 16 2018
DIANE SANCHEZ
CLERK OF THE DISTRICT COURT

DEFAULT JUDGMENT

This matter has come before the Court upon the *Motion for Entry of Default Judgment* pursuant to WYO. R. CIV. P. 55(a). The Court, having reviewed the *Motion*, the file, and being otherwise fully advised in the premises hereby **FINDS** and **ORDERS** as follows:

(1) The SE Agreement between Plaintiff Corix Bioscience, Inc. and IX Biotechnology, Inc. is hereby rescinded; and

(2) The share exchange between Corix Bioscience, Inc. and IX Biotechnology, Inc. is hereby unwound through the cancellation by the transfer agent for Corix Bioscience, Inc. of the

issuance of shares of common stock to those IX Biotechnology, Inc. shareholders identified in the SE Agreement.

Dated this 15 day of October, 2018

/s/ [signature]
District Court Judge

STATE OF WYOMING COUNTY OF LARAMIE, SS CHEYENNE

I Diane Sanchez, Clerk of the District Court in and for the County of Laramie, Wyoming, do hereby certify that the within and foregoing is a full true and correct copy of the original thereof as the same appears on file or of record in my office and that the same is in full force and effect as of this date.

Witness my hand and seal of said court this 16 day of Oct 2018

DIANE SANCHEZ
Clerk of District Court

By [signature]
Deputy

Clerk of District Court certifies copies were distributed on 10-16-18 **to:**

B. Reiter/B. Rowland - B
IX Biotechnology - M